[DESCRIPTION]  PLAN OF REORGANIZATION

Exhibit 2.1 - Agreement and Plan of Reorganization by and Among Proactive Technologies, Inc., Arthur Weiss and Kay Weiss and West Side Investors, Inc.

AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG PROACTIVE TECHNOLOGIES, INC., ARTHUR WEISS AND KAY WEISS AND WEST SIDE INVESTORS, INC.

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into this 28th of December, 1998, by and among PROACTIVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Buyer");
and ARTHUR WEISS and KAY WEISS (hereinafter referred to as "Seller"), being the sole shareholders of WEST SIDE INVESTORS, INC., a Georgia corporation (hereafter collectively referred to as "Company").

WHEREAS, Seller is the owner of record and beneficially owns Three Thousand (3,000) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares");

WHEREAS, the Company owns 100% of P&W Stonebridge, L.L.C. and P&W
Headland, L.L.C., both Georgia Limited Liability Companies ( collectively referred to as "P&W");

WHEREAS, the Shares represent 100% of all the issued and outstanding shares of the Company;

WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein; and

WHEREAS, the parties intend that the exchange of Shares for shares of Buyer's common stock, as contemplated herein, qualify as a tax free transaction under Section 368 of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

I.	SALE AND PURCHASE OF THE SHARES

1.1.	Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto, which together constitute 100% of the issued and outstanding Shares of Common Stock of the Company.
1.2.	Closing.  The purchase shall be consummated at a closing
("Closing") to take place at 10:00 o'clock a.m., at the offices of Buyer's counsel on December 30, 1998 ("Closing Date").
1.3.	Purchase Price.  The aggregate purchase price ("Purchase Price")
for the Shares shall be Three Million One Hundred Thousand (3,100,000) shares of common stock of the Buyer ("Buyer Shares"). The purchase price shall be paid at Closing by issuance and delivery of Buyer's
Shares to Seller against receipt of certificates representing the
Shares, duly endorsed for transfer to Buyer.
1.4.	Allocation of Shares.  All shares of stock of Buyer to be issued to Seller or his assigns pursuant to this Agreement shall be issued as described in Exhibit "A" hereto.
1.5.	Other Agreements.  At the Closing, the indicated parties shall execute and deliver the following additional agreements in
substantially the form attached hereto:
(a)	Execution of a Closing Certificate between the Company
and the Seller.
(b)	Stock certificates representing all of the Shares, duly
endorsed to Buyer and in blank or
1.6.	Basic Agreements and Transactions Defined.  This Agreement and
other agreements listed in paragraph 1.5 are sometimes referred to as the "Basic Agreement".  The transactions contemplated by the
Basic Agreement are sometimes referred to as the "Transactions."
II.	REPRESENTATIONS AND WARRANTIES
2.1.	Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:
(a)	Title to the Shares.  At Closing, Seller shall own of
record and beneficially the number of the Shares listed in
Exhibit "A", of the Company, free and clear of all liens,
encumbrances, pledges, claims, options, charges and
assessments of any nature whatsoever, with full right
and lawful authority to transfer the Shares to Buyer.
No person has any preemptive rights or rights of first
refusal with respect to any of the Shares.  There exists
no voting agreement, voting trust, or outstanding proxy
with respect to any of the Shares.  There are no
outstanding rights, options, warrants, calls, commitments,
or any other agreements of any character, whether oral or
written, with respect to the Shares.
(b)	Organization.  The Company is a corporation duly
incorporated, validly existing and in good standing under
the laws of the state of Georgia.  The Company has all
requisite corporate power and authority to own, lease
and operate its properties and to carry on its business.
The Company is duly qualified and in good standing as a
foreign corporation in each jurisdiction where its
ownership of property or operation of its business
requires qualification.
(c)	Authorized Capitalization.  The authorized capitalization
of the Company consists of One Million (1,000,000) shares of
Common Stock, $1.00 par value, of which Three Thousand (3,000)
shares have been issued and are outstanding.  The Shares have been duly authorized, validly issued, are fully paid and
nonassessable with no personal liability attaching to the
ownership thereof and were offered, issued, sold and
delivered by the Company in compliance with all applicable
state and federal laws.  Except as set forth in Exhibit "D"
attached hereto, the Company does not have any outstanding
rights, options, warrants, calls, commitments, conversion
or any other agreements of any character, whether oral or
written, obligating it to issue any shares of its capital
stock, whether authorized or not.  Except as set forth in
Exhibit "E" attached hereto, the Company is not a party to
and is not bound by any agreement, contract, arrangement or
understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate
in or receive any portion of, the Company's income, profits
or assets, or obligating the Company to distribute any
portion of its income, profits or assets.
(d)	Authority.  Seller has full power and lawful authority
to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby.  The Basic
Agreements constitute (or shall, upon execution, constitute)
valid and legally binding obligations upon Seller, enforceable in accordance with their terms.  Neither the execution and
delivery of the Basic Agreements by Seller, nor the
consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or
approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller or the Company is a party or by which Seller or the Company or any of their respective properties or assets are bound or affected.
(e)	Company Financial Statements.  The P&W Financial Statements
furnished to Buyer are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of October 30, 1998.
(f)	No Undisclosed Liabilities.  Except as set forth in the
P&W Financial Statements previously delivered to Buyer and as set forth on Exhibit "E", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.
(g)	Taxes.  The Company has filed all federal, state, local
tax and other returns and reports which were required to be
filed with respect to all taxes, levies, imposts, duties,
licenses and registration fees, charges or withholdings of
every nature whatsoever ("Taxes"), and there exists a
substantial basis in law and fact for all positions taken
in such reports.  No waivers of periods of limitation are
in effect with respect to any taxes arising from and
attributable to the ownership of properties or
operations of the business of the Company.
(h)	Properties.  P&W has good and marketable title to all
its real property, in each case free and clear of all liens, claims and encumbrances of every kind and character, except
as set forth in Exhibit "F". The assets and properties owned, operated or leased by P&W and used in their business are in
good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.
(i)	Books and Records.  The books and records of the Company
and P&W are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business,
financial conditions and results of operations of the Company and P&W as set forth in the Company Financial Statements.
(j)	Insurance.  Exhibit "G" contains an accurate and complete
list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general
liability, workers compensation, property, and other forms
of insurance or indemnity bonds held by the Company and P&W.
Neither the Company nor P&W are in default with respect to any provisions of any such policy or indemnity bond and has not
failed to give any notice or present any claim thereunder in due and timely fashion.  All policies of insurance and bonds are:
(1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company and P&W in amounts at least equal to customary coverage in the
Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions
contemplated by this Agreement.
(k)   Transactions with Certain Persons.  Except as disclosed
in Exhibit "H", the Company has no outstanding agreement,
understanding, contract, lease, commitment, loan or other
arrangement with any officer, director or shareholder of the
Company or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.
(l)	Material Contracts.  Except as set forth in Exhibit "I",
the Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.
(m)	Employment Matters.  Exhibit "J" contains a list of all
officers, their base salaries, accrued vacation pay, sick pay, and severance pay through December 31, 1997.  Except as set forth in Exhibit "J", the Company is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement.  The Company has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has
not incurred any liability to the Pension Benefit Guaranty
Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Company has not been a party to a "prohibited transaction" which would subject the Company to any tax or penalty.  There is no collective bargaining agreement or
negotiations therefor, labor grievance or arbitration proceeding against the Company pending or threatened, and to the knowledge of the Seller, there are no union organizing activities currently pending or threatened against or involving the Company.
(n)	Authorizations.  The Company has no licenses, permits,
approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "K" which contains a list of all licenses, permits, approvals, and other
authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and
effect.
(o)	No Powers of Attorney.  The Company has no powers of
attorney or similar authorizations outstanding.
(p)	Compliance with Laws.  The Company is not in violation
of any federal, state, local or other law, ordinance, rule
or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of
violation or investigation from any governmental authority.
(q)	Compliance with Environmental Laws.  The Company is
in compliance with all applicable pollution control and
environmental laws, rules and regulations.  The Company
has no environmental licenses, permits and other
authorizations held by the Company relative to
compliance with environmental laws, rules and regulations.
(r)	No Litigation.  There are no actions, suits, claims,
complaints or proceedings pending or threatened against the
Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or
instrumentality; and there are no facts which would
provide a valid basis for any such action, suit or proceeding.
There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.
(s)	Validity.  All contracts, agreements, leases and licenses
to which the Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or
upon the giving of notice or lapse of time, or both, would
exist, on the part of the Company or by any other party thereto.
(t)	No Adverse Changes.  Since October 31, 1998, there have
been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.
(u)	Full Disclosure.  All statements of Seller contained in
the Basic Agreements and in any other written documents delivered by or on behalf of the Company or Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not
misleading in light of the circumstances under which they
were made.  There are no facts known to Seller which would
have a materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or
prospects of the Company, which have not been disclosed to
Buyer in the Basic Agreements.
2.2.	Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:
(a)	Organization.  The Buyer is a corporation duly
incorporated, validly existing and in good standing
under the laws of the state of Delaware.  The Buyer has all
requisite corporate power and authority to own, lease and
operate its properties and to carry on its business.  The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or
operation of its business requires qualification.
(b)	Authorized Capitalization.  The authorized capitalization
of the Buyer consists of Sixty Million (60,000,000) shares of
Common Stock, $.04 par value, of which Sixteen Million Four
Hundred Forty-Nine Thousand Two Hundred Fifty-Three (16,449,253)
shares have been issued and are outstanding.  All shares have been duly authorized, validly issued, are fully paid and
nonassessable with no personal liability attaching to the
ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws.  Except as set forth in Exhibit "L" attached hereto, the
Buyer does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not.  Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Buyer's income, profits or assets, or obligating the Buyer to distribute any portion of its income, profits or assets.
(c)	Authority.  Buyer has full power and lawful authority
to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby.  The Basic
Agreements constitute (or shall, upon execution, constitute)
valid and legally binding obligations upon Buyer, enforceable in accordance with their terms.  Neither the execution and
delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby,
conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others
any interest or right of termination, cancellation or
acceleration in or with respect to, any agreement by which
Buyer is a party or by which Buyer or any of its respective
properties or assets are bound or affected.
(d)	Buyer's Financial Statements.  The Buyer's Financial
Statements are complete, were prepared in accordance with
generally accepted accounting principles applied on a basis
consistent with prior periods and fairly present the
financial position of the Buyer as of September 30, 1998.
(e)	Taxes.  The Buyer has filed all federal, state, local tax
and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholding of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports.  No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.
(f)	Books and Records.  The books and records of the Buyer are
complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's
Financial Statements.
(g)	Transactions with Certain Persons.  Except as disclosed in
Exhibit "J", the Buyer has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of the Buyer or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.
(h)	Material Contracts.  The Buyer has no purchase, sale,
commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer.
(i)	Employment Matters.  Exhibit "Q" contains a list of all
officers, their base salaries, accrued vacation pay, sick pay, and severance pay through September 30, 1998.  The Buyer is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. The
Buyer has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit
Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Buyer has not been a party to a "prohibited transaction" which would subject the Buyer to any tax or penalty.  There is no collective
bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against the Buyer pending or threatened, and to the knowledge of the Buyer, there are no union organizing activities currently pending or threatened against or involving the Buyer.
(j)	Authorizations.  The Buyer has no licenses, permits,
approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "R" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.
(k)	Compliance with Laws.  The Buyer is not in violation of
any federal, state, local or other law, ordinance, rule or
regulation applicable to its business, and has not received
any actual or threatened complaint, citation or notice of
violation or investigation from any governmental authority.
(l)	Validity.  All contracts, agreements, leases and licenses
to which the Buyer is a party or by which it or any of its
properties or assets are bound or affected, are valid and
in full force and effect; and no breach or default exists,
or upon the giving of notice or lapse of time, or both,
would exist, on the part of the Buyer or by any other
party thereto.
(m)	No Adverse Changes.  Since September 30, 1998, there have
been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial conditions, results of operations, assets, liabilities, or prospects of the Buyer.
(n)	Full Disclosure.  All statements of Buyer contained in
the Basic Agreements and in any other written documents
            delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which would have a materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Buyer in the Basic Agreements.

III.	Covenants
3.1.	Covenants of Seller.  Seller covenants and agrees that from
the date hereof to the Closing without the prior written consent of Buyer:
(a)   Ordinary Course of Business.  Seller will operate the
business of P&W only in the ordinary course and will use
their best efforts to preserve the Company's business,
organization, goodwill and relationships with persons
having business dealings with them.
(b)	Maintain Properties.  Seller will maintain all of
the P&W's properties in good working order, repair and
condition (reasonable wear and use excepted) and cause
P&W to take all steps reasonably necessary to maintain
in full force and effect its patents, trademarks,
servicemarks, trade names, brand names, copyrights
and other intangible assets.
(c)	Compensation.  Seller will not permit the Company nor
P&W to (1) enter into or alter any employment agreements;
(2) grant any increase in compensation other than normal
merit increases consistent with the Company's general
prevailing practices to any officer or employee; or
(3) enter into or alter any labor or collective
bargaining agreement or any bonus or other
employee fringe benefit.
(d)	No Indebtedness.  Seller will not permit the Company
nor P&W to create, incur, assume, guarantee or otherwise
become liable with respect to any obligation for borrowed
money, indebtedness, capitalized lease or similar
obligations, except in the ordinary course of
business consistent with past practices where
the entire net proceeds thereof are deposited
with and used by and in connection with the
business of the Company and P&W.
(e)	Maintain Books.  Seller will cause the Company and P&W
to maintain its books, accounts and records in the usual,
regular, ordinary and sound business manner and in
accordance with generally accepted accounting principles
applied on a basis consistent with past practices.
(f)	No Amendments.  Seller will not permit the Company and
P&W to amend its corporate charter or bylaws (or similar
documents) without prior consent of Buyer and will cause
the Company to maintain their corporate existence, licenses, permits, powers and rights in full force and effect.
(g)	Taxes and Accounting Matters.  Seller will cause the
Company and P&W to file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and
properties, and to pay as they become due all taxes or
assessments, except for taxes for which adequate reserves
are established and which are being contested in good faith
by appropriate proceedings.  Seller will not permit the Company to change their accounting methods or practices or any
depreciation, amortization or inventory valuation policies
or practices.
(h)	No Disposition or Encumbrance.  Except in the ordinary
course of business consistent with past practice, Seller will not permit the Company nor P&W to (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy
any lien or encumber or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of
debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with
respect to any know-how, or (5) enter into or modify in
any material respect or terminate any existing license,
lease, or contract.
(i)	Insurance.  Seller will cause P&W to maintain in effect all
its current insurance policies.
(j)	No Securities Issuances.  Seller will not permit the Company nor P&W to issue any shares of any class of capital stock or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.
(k)   No Dividends.  Seller will not permit the Company nor P&W
to declare, set aside or pay any dividends or other distributions of any nature whatsoever.
(l)	Contracts. Seller will not permit the Company nor P&W to
enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this
Agreement.
(m)   No Breach.  Seller will not permit the Company nor P&W to
do any act or omit to do any act which would cause a breach of any contract, commitment or obligation of the Company.
(n)	Due Compliance.  Seller will cause the Company and P&W to
comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business.
(o)   No Waivers of Rights.  Seller will not permit the Company
nor P&W to amend, terminate or waive any material right whether or not in the ordinary course of business.
(p)   Capital Commitments.  Seller will not permit the Company
nor P&W to make or commit to make any capital expenditure,
capital addition or capital improvement.
(q)	No Related Party Transactions.  Seller will not permit the
Company nor P&W to make any loans to, or enter into any transaction, agreement, arrangement or understanding of any other nature with, any officer, director or employee of the Company.
(r) Notice of Change. Seller will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company or P&W.
(s) Consents. Seller will use their, and will cause the Company and P&W to use its, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

IV.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE
The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:
4.1.	Compliance with Representations, Warranties and Covenants.
The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.
4.2.	No Adverse Change.  There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operations, assets, liabilities or prospects of the Company.
4.3.	No Legal Proceedings.  No suit, action or other legal or
administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the
consummation of the Transactions contemplated hereby.
4.4.	Documents to be Delivered by Seller.  Seller shall have
delivered the following documents:
(a)	Stock certificates representing all of the Shares, duly
endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "A".
(b)	A copy of (i) the Certificate of Incorporation of the
Company, certified as correct by the Company; and (ii) the
Bylaws of the Company certified as correct by the Company;
and (iii) a certificate of the Georgia Tax Commission,
Franchise Tax Division, to the effect that the Company
is in good standing and has paid all franchise taxes in
such state, all as attached hereto as Exhibit "T".
(c)	All agreements referred to in paragraph 1.5 above,
executed by all parties thereto other than Buyer.
(d)	All corporate and other records of or applicable to
the Company included but not limited to, current and
up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.
(e)	Such other documents or certificates as shall be
reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

V.  Conditions Precedent to the Obligations of Seller to Close
The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:
5.1.  Compliance with Representations, Warranties and Covenants.
The representations and warranties by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer
shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.
5.2.	No Legal Proceedings.  No suit, action or other legal or
administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.
5.3.	Other Agreements.  All parties other than Seller and the
Company shall have executed and delivered the Basic Agreements.
5.4.	Payments.  Seller shall have received from Buyer all Common
Stock to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

VI.   Modification, Waivers, Termination and Expenses
6.1.	Modification.  Buyer and Seller may amend, modify or
supplement this Agreement in any manner as they may mutually agree in writing.
6.2.  Waivers.  Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.
6.3.	Termination and Abandonment.  This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:
(a)	By the mutual consent of Seller and Buyer;
(b)	By Buyer, if the representations and warranties of Seller
set forth herein shall not be accurate, or the conditions
precedent set forth in Article IV shall have not been satisfied, in all material respects; or
(c)	By Seller, if the representations and warranties of Buyer
set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.
Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

VII.	Miscellaneous

7.1. Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.
7.2.  Binding Effect of the Basic Agreements.  The Basic Agreements
and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.
7.3.	Applicable Law.  The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Georgia.
7.4.	Notices.  All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a)	If to Seller, to:
Mr. Arthur Weiss
West Side Investors, Inc.
3343 Peachtree Road, N.E., #530
Atlanta, GA 30326
Telephone:  (404) 240-4062
Fax:  (404) 240-4101

(b)	If to Buyer, to:

Mr. Mark Conner
Proactive Technologies, Inc.
7118 Beech Ridge Trail
Tallahassee, FL 32312
Telephone:  (850) 668-8500
Fax:  (850) 668-9100

     These addresses may be changed from time to time by written notice to the other parties.

7.5. Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.
7.6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.
7.7. Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.
7.8.	Forbearance; Waiver.  Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.
7.9.	Attorneys' Fees and Expenses.  The prevailing party in any
legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.
7.10.	Expenses.  Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.
7.11.	Integration.  This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

"BUYER"
PROACTIVE TECHNOLOGIES, INC.
By:
	Mark Conner, President

"COMPANY"

WESTSIDE INVESTORS, INC.


By:
	Arthur Weiss, President

"P&W"

PAW STONEBRIDGE, L.L.C.


By:
	Arthur Weiss, Manager
P&W HEADLAND, L.L.C.


By:
	Arthur Weiss, President

"SELLER"


	Arthur and Kay Weiss


By:
     Arthur Weiss

By:
     Kay Weiss

List of Exhibits to Agreement:
A     Shares of Stock Owned by Seller
E     Contracts and Agreements of the Company re Profits or Assets
F     Exceptions to Title
G     Insurance held by the Company
H     Transactions with Certain Persons
I     Material Contracts of the Company
J     Employment Matters of the Company
K     Authorizations of the Company
L     Outstanding Rights, Options, Warrants, Commitments etc. to
      Issue Shares of Buyer
Q     Employment Matters of Buyer
R     Authorizations of Buyer